Exhibit 3.1

FIRST AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

OILCO HOLDINGS, INC.

The undersigned, being the director of Oilco Holdings, Inc., a Nevada corporation (the “Corporation”), does hereby certify that these First Amended and Restated Articles of Incorporation (hereinafter referred to as the “First Amended and Restated Articles of Incorporation”) correctly set forth the First Amended and Restated Articles of Incorporation as adopted by the Board of Directors of the Corporation on June 22, 2022 and as approved by the unanimous written consent of the stockholders of the Corporation on June 22, 2022.

The Articles of Incorporation of OILCO HOLDINGS, INC., under the provisions of Chapter 78 of the Nevada Revised Statutes, have been amended and restated in their entirety as follows:

ARTICLE 1

Name

The name of the Corporation is Next Bridge Hydrocarbons, Inc.

ARTICLE 2

Capital

A.    Number and Par Value of Shares. The Corporation is authorized to issue 500,000,000 shares of Common Stock, having a par value of $0.0001 per share, and 50,000,000 shares of Preferred Stock, having a par value of $0.0001 per share.

Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative participating, option, or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

Without limiting the generality of the foregoing, and except as otherwise specifically provided in the express terms of any previously-issued series of Preferred Stock, the resolution or resolutions of the Board of Directors providing for the issuance of any other series of Preferred Stock may provide that such other series of Preferred Stock shall be superior to or rank equally with or be junior to the Preferred Stock of any or all other series of Preferred Stock to the extent permitted by law. Except as otherwise specifically provided in these Articles of Incorporation or in the express terms of any previously-issued series of Preferred Stock, no vote of the holders of Common Stock or Preferred Stock shall be a prerequisite to any issuance of shares of any series of Preferred Stock authorized by and complying with these Articles of Incorporation, the right to have such vote, except as otherwise specifically provided in the express terms of any series of Preferred Stock, hereby being expressly waived by all present and future holders of the capital stock of the Corporation. All shares of Preferred Stock that may be redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law.

Subject to the express terms of any series of Preferred Stock created and issued by the Board of Directors in accordance with the provisions of this Article, the Board of Directors is authorized, from time to time, to increase the number of shares of that series of Preferred Stock after the issuance of shares of that series of Preferred Stock. The Board of Directors is authorized, from time to time, to decrease the number of shares of any series of Preferred Stock after the issuance of shares of that series of Preferred Stock, but not below the number of shares of that series of Preferred Stock then outstanding. Upon each event of a decrease of the number of shares of any series of Preferred Stock pursuant to the immediately-preceding sentence hereof, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution or resolutions of the Board of Directors originally fixing the number of shares of that series of Preferred Stock.

B.    Assessment of Shares. The capital stock of the Corporation, after the amount of the par value has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in that respect.

C.    Distributions on Partially Paid Shares. Unless otherwise expressly provided by resolution of the Board of Directors, no distribution shall be made with respect to any shares of Common Stock which are not fully paid on or before the date on which such distribution is declared.

D.    Preemptive Rights. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

E.    Cumulative Voting. Cumulative voting for the election of directors is denied and no shareholder shall have the right to request cumulative voting.

ARTICLE 3

Governing Board

The number of directors, shall be not less than one (1) nor more than nine (9), with the actual number, and the manner in which the number of directors may be increased or decreased, shall be as provided in the bylaws of the Corporation. Elections of Directors need not be by written ballot except and to the extent required by the bylaws of the Corporation. The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

ARTICLE 4

Directors’ and Officers’ Liability

A.    Elimination of Liability. Except as otherwise provided in Nevada Revised Statutes Section 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the Corporation, its stockholders or its creditors for any damages as a result of any act or failure to act in her capacity as a director or officer unless it is proven that: (a) her act or refusal to act constituted a breach of her fiduciary duties as a director or officer; and (b) her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. In the event that Nevada law is amended to authorize the further elimination or limitation of liability of directors or officers, then this Article 12 shall also be deemed amended to provide for the elimination or limitation of liability to the fullest extent permitted by Nevada law, as so amended.

B.    Mandatory Indemnification. The Corporation shall indemnify the officers and directors of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended.

C.    Mandatory Payment of Expenses. The Corporation shall pay the expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it should be ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized by Nevada law.

D.    Effect of Amendment or Repeal. Any amendment to or repeal of any of the provisions in this Article 4 shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

ARTICLE 5

Business Opportunities

To the fullest extent permitted by Section 78.070(8) of the Nevada Revised Statutes, the corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities related to the acquisition of oil and natural gas properties, which are from time to time presented to any director of the corporation, even if the opportunity is one that the corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. No director shall be liable to the corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or entity or fails to present such business opportunity, or information regarding such business opportunity, to the corporation or its subsidiaries. Neither the alteration, amendment, addition to or repeal of this Article 5, nor the adoption of any provision of these Articles of Incorporation (including any certificate of designations relating to any series or class of Preferred Stock) inconsistent with this Article 5, shall eliminate or reduce the effect of this Article 5 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article 5, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE 6

Amendment or Repeal

The Corporation reserves the right to amend, alter, change or repeal any provisions of these Articles of Incorporation in the manner now or hereafter prescribed by statutes and all rights, except to the extent specifically provided herein, conferred by these Articles are granted subject to the reservation.

DATED this 22nd day of June, 2022.

The undersigned officer of Oilco Holdings, Inc. certifies that the foregoing text correctly sets forth the text of the First Amended and Restated Articles of Incorporation as of the date of this Certificate.

/s/ George Palikaras
George Palikaras, President